                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


                                     BETWEEN

               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

                                       AND

                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

                            DATED AS OF JULY 31, 2000

                                TABLE OF CONTENTS

1.   DEFINITIONS...........................................................................1
2.   BASIC TRANSACTION.....................................................................1
     2.1.     The Merger...................................................................1
     2.2.     Actions at Closing...........................................................2
     2.3.     Effect of Merger.............................................................2
     2.4.     Name Change..................................................................2
3.   REPRESENTATIONS AND WARRANTIES OF THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC...2
     3.1.     Organization.................................................................2
     3.2.     Registrations and Qualifications.............................................2
     3.3.     Regulatory Consents and Approvals............................................3
     3.4.     Noncontravention.............................................................3
     3.5.     Financial Statements.........................................................3
     3.6.     Annual Report................................................................3
     3.7.     Qualification, Corporate Power, Authorization of Transaction.................4
     3.8.     Legal Compliance.............................................................4
     3.9.     Material Contracts...........................................................4
     3.10.    Undisclosed Liabilities......................................................4
     3.11.    Tax Filings..................................................................4
     3.12.    Qualification under Subchapter M.............................................5
     3.13.    Form N-14....................................................................5
     3.14.    Capitalization...............................................................5
     3.15.    Books and Records............................................................6
4.   REPRESENTATIONS AND WARRANTIES OF THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.......6
     4.1.     Organization.................................................................6
     4.2.     Registrations and Qualifications.............................................6
     4.3.     Regulatory Consents and Approvals............................................6
     4.4.     Noncontravention.............................................................6
     4.5.     Financial Statements.........................................................7
     4.6.     Annual Report................................................................7
     4.7.     Qualification, Corporate Power, Authorization of Transaction.................7
     4.8.     Legal Compliance.............................................................7
     4.9.     Material Contracts...........................................................7
     4.10.    Undisclosed Liabilities......................................................8
     4.11.    Tax Filings..................................................................8
     4.12.    Qualification under Subchapter M.............................................8
     4.13.    Form N-14....................................................................8
     4.14.    Capitalization...............................................................9
     4.15.    Issuance of Stock............................................................9
     4.16.    Books and Records............................................................9


                                       i

5.   CONVERSION TO EMERGING MARKETS INFRASTRUCTURE FUND, INC. COMMON STOCK.................9
     5.1.     Conversion...................................................................9
     5.2.     Computation of Net Asset Value..............................................10
     5.3.     Issuance of Emerging Markets Infrastructure Fund, Inc. Common Stock.........10
     5.4.     Surrender of Emerging Markets Telecommunications Fund, Inc. Stock
              Certificates................................................................10
6.   COVENANTS OF THE PARTIES.............................................................11
     6.1.     Shareholders' Meetings......................................................11
     6.2.     Operations in the Normal Course.............................................11
     6.3.     Articles of Merger..........................................................11
     6.4.     Regulatory Filings..........................................................11
     6.5.     Preservation of Assets......................................................12
     6.6.     Tax Matters.................................................................12
     6.7.     Shareholder List............................................................12
     6.8.     Delisting, Termination of Registration as an Investment Company.............13
7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE EMERGING
MARKETS INFRASTRUCTURE FUND, INC..........................................................13
     7.1.     Approval of Merger..........................................................13
     7.2.     Certificates and Statements by the Emerging Markets
              Telecommunications Fund, Inc................................................13
     7.3.     Absence of Litigation.......................................................14
     7.4.     Legal Opinions..............................................................14
     7.5.     Auditor's Consent and Certification.........................................16
     7.6.     Liabilities.................................................................16
     7.7.     Effectiveness of N-14 Registration Statement................................16
     7.8.     Regulatory Filings..........................................................16
     7.9.     Administrative Rulings, Proceedings.........................................17
     7.10.    Satisfaction of the Emerging Markets Infrastructure Fund, Inc...............17
     7.11.    Dividends...................................................................17
     7.12.    Custodian's Certificate.....................................................17
     7.13.    Books and Records...........................................................17
8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE EMERGING
MARKETS TELECOMMUNICATIONS FUND, INC......................................................17
     8.1.     Approval of Merger..........................................................17
     8.2.     Certificates and Statements by the Emerging Markets
              Infrastructure Fund, Inc....................................................18
     8.3.     Absence of Litigation.......................................................18
     8.4.     Legal Opinions..............................................................18
     8.5.     Auditor's Consent and Certification.........................................20
     8.6.     Effectiveness of N-14 Registration Statement................................21
     8.7.     Regulatory Filings..........................................................21
     8.8.     Satisfaction of the Emerging Markets Telecommunications Fund, Inc...........21
     8.9.     Dividends...................................................................21


                                       ii

9.   PAYMENT OF EXPENSES..................................................................22
     9.1.     Allocation..................................................................22
10.  COOPERATION FOLLOWING EFFECTIVE DATE.................................................22
11.  INDEMNIFICATION......................................................................22
     11.1.    The Emerging Markets Telecommunications Fund, Inc...........................22
     11.2.    The Emerging Markets Infrastructure Fund, Inc...............................22
12.  TERMINATION, POSTPONEMENT AND WAIVERS................................................23
     12.1.    Termination.................................................................23
     12.2.    Waiver......................................................................23
     12.3.    Expiration of Representations and Warranties................................23
13.  MISCELLANEOUS........................................................................24
     13.1.    Transfer Restriction........................................................24
     13.2.    Material Provisions.........................................................24
     13.3.    Notices.....................................................................24
     13.4.    Amendments..................................................................26
     13.5.    Headings....................................................................26
     13.6.    Counterparts................................................................26
     13.7.    Enforceability..............................................................26
     13.8.    Successors and Assigns......................................................26
     13.9.    Governing Law...............................................................26

          THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 31st day of July, 2000, between The Emerging Markets Telecommunications Fund, Inc. (the "Target Fund" or the "Emerging Markets Telecommunications Fund"), a Maryland corporation and a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and The Emerging Markets Infrastructure Fund, Inc. (the "Acquiring Fund" or the "Emerging Markets Infrastructure Fund"), a Maryland corporation and a registered investment company under the 1940 Act.

This agreement contemplates a tax-free merger transaction which qualifies for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:


     1.   DEFINITIONS

     Certain capitalized terms used in this Agreement are specifically defined herein.

     2.   BASIC TRANSACTION

          2.1. THE MERGER. On and subject to the terms and conditions of this Agreement, the Target Fund will merge with and into the Acquiring Fund (the "Merger") at the Effective Date (as defined in Section 2.3 below) in accordance with the Maryland General Corporation Law ("MGCL"). The Emerging Markets Infrastructure Fund shall be the surviving investment company. The Emerging Markets Telecommunications Fund shall cease to exist as a separate investment company.

          Each share of the Emerging Markets Telecommunications Fund will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Common Stock of the Emerging Markets Infrastructure Fund, with a par value of $0.001 per share, based on the net asset value per share of each of the Parties at 4:00 p.m. Eastern Time on the Business Day prior to the Effective Date (the "Valuation Time"). No fractional shares of the Emerging Markets Infrastructure Fund will be issued to Emerging Markets Telecommunications Fund shareholders. In lieu thereof, the Emerging Markets Infrastructure Fund's transfer agent will aggregate all fractional shares of the Emerging Markets Infrastructure Fund and sell the resulting full shares on the New York Stock Exchange ("NYSE") at the current market price for shares of the Emerging Markets Infrastructure Fund for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale, without interest, upon surrender of such holder's Emerging Markets Telecommunications Fund Common Stock certificates pursuant to Article 5 below. The Effective Date and the Business Day prior to it must each be a day on which the NYSE is open for trading (a "Business Day").

          From and after the Effective Date, the Acquiring Company shall possess all of the properties, assets, rights, privileges, powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of the Emerging Markets Telecommunications Fund, all as provided under Maryland law.

          2.2. ACTIONS AT CLOSING. At the closing of the transactions contemplated by this Agreement (the "Closing") on the date thereof (the "Closing Date"), (i) the Emerging Markets Telecommunications Fund will deliver to the Emerging Markets Infrastructure Fund the various certificates and documents referred to in Article 7 below, (ii) the Emerging Markets Infrastructure Fund will deliver to the Emerging Markets Telecommunications Fund the various certificates and documents referred to in Article 8 below, and (iii) the Emerging Markets Telecommunications Fund and the Emerging Markets Infrastructure Fund will file jointly with the State Department of Assessments and Taxation of Maryland (the "Department") articles of merger (the "Articles of Merger") and make all other filings or recordings required by Maryland law in connection with the Merger.

          2.3. EFFECT OF MERGER. Subject to the requisite approvals of the shareholders of the Parties, and to the other terms and conditions described herein, the Merger shall become effective at such time as the Articles of Merger are accepted for record by the Department or at such later time as is specified in the Articles of Merger (the "Effective Date") and the separate corporate existence of the Emerging Markets Telecommunications Fund shall cease. As promptly as practicable after the Merger, the Emerging Markets Telecommunications Fund shall delist its shares from the NYSE and its registration under the 1940 Act shall be terminated. Any reporting responsibility of the Emerging Markets Telecommunications Fund is, and shall remain, the responsibility of the Emerging Markets Telecommunications Fund up to and including the Effective Date.

          2.4. NAME CHANGE. Upon the Effective Date, the name of the Acquiring Fund shall be changed to "The Emerging Markets Telecommunications Fund, Inc."

     3.   REPRESENTATIONS AND WARRANTIES OF THE EMERGING MARKETS
          TELECOMMUNICATIONS FUND, INC

          The Emerging Markets Telecommunications Fund represents and warrants to the Emerging Markets Infrastructure Fund that the statements contained in this Article 3 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Emerging Markets Telecommunications Fund represents and warrants to, and agrees with, the Emerging Markets Infrastructure Fund that:

          3.1. ORGANIZATION. The Emerging Markets Telecommunications Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

          3.2. REGISTRATIONS AND QUALIFICATIONS. The Emerging Markets Telecommunications Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company (File No. 811-06562), and such registration has not been revoked or rescinded and is in full force and effect. The Emerging Markets Telecommunications Fund has elected and qualified for the special tax treatment afforded regulated investment companies ("RICs") under Sections 851-855 of the Code at all times since its inception. The Emerging Markets Telecommunications Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Emerging Markets Telecommunications Fund.

          3.3. REGULATORY CONSENTS AND APPROVALS. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Emerging Markets Telecommunications Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.

          3.4. NONCONTRAVENTION. The Emerging Markets Telecommunications Fund is not, and the execution, delivery and performance of this Agreement by the Emerging Markets Telecommunications Fund will not result in, a violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Emerging Markets Telecommunications Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Emerging Markets Telecommunications Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Emerging Markets Telecommunications Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Emerging Markets Telecommunications Fund is a party or by which it is bound.

          3.5. FINANCIAL STATEMENTS. The Emerging Markets Infrastructure Fund has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Emerging Markets Telecommunications Fund, each as of May 31, 2000, said financial statements having been examined by PricewaterhouseCoopers LLP, independent public accountants. These financial statements are in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and present fairly, in all material respects, the financial position of the Emerging Markets Telecommunications Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Emerging Markets Telecommunications Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

          3.6. ANNUAL REPORT. The Emerging Markets Infrastructure Fund has been furnished with the Emerging Markets Telecommunications Fund's Annual Report to Shareholders for the fiscal year ended May 31, 2000.

          3.7. QUALIFICATION, CORPORATE POWER, AUTHORIZATION OF TRANSACTION. The Emerging Markets Telecommunications Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to shareholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

          3.8. LEGAL COMPLIANCE. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or to its knowledge threatened against the Emerging Markets Telecommunications Fund or any properties or assets held by it. The Emerging Markets Telecommunications Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

          3.9. MATERIAL CONTRACTS. There are no material contracts outstanding to which the Emerging Markets Telecommunications Fund is a party that have not been disclosed in the N-14 Registration Statement (as defined in Section 3.13 below) or will not be otherwise disclosed to the Emerging Markets Infrastructure Fund prior to the Effective Date.

          3.10. UNDISCLOSED LIABILITIES. Since May 31, 2000, there has not been any material adverse change in the Emerging Markets Telecommunications Fund's financial condition, assets, liabilities or business and the Emerging Markets Telecommunications Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet in accordance with GAAP other than those shown on the Emerging Markets Telecommunications Fund's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since June 1, 2000, and those incurred in connection with the Merger. Prior to the Effective Date, the Emerging Markets Telecommunications Fund will advise the Emerging Markets Infrastructure Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 3.10, a decline in net asset value per share of the Emerging Markets Telecommunications Fund due to declines in market values of securities in the Emerging Markets Telecommunications Fund's portfolio or the discharge of Emerging Markets Telecommunications Fund liabilities will not constitute a material adverse change.

          3.11. TAX FILINGS. All federal and other tax returns and information reports of the Emerging Markets Telecommunications Fund required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Emerging Markets Telecommunications Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. All tax liabilities of the Emerging

Markets Telecommunications Fund have been adequately provided for on its books, and no tax deficiency or liability of the Emerging Markets Telecommunications Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.

          3.12. QUALIFICATION UNDER SUBCHAPTER M. For each taxable year of its operation (including the taxable year ending on the Effective Date), the Emerging Markets Telecommunications Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.

          3.13. FORM N-14. The registration statement to be filed by the Emerging Markets Infrastructure Fund on Form N-14 relating to the Emerging Markets Infrastructure Fund Common Stock to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein (as amended, the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of the shareholders' meetings referred to in Article 6 of this Agreement and at the Effective Date, insofar as it relates to the Emerging Markets Telecommunications Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this Section 3.13 shall only apply to statements in, or omissions from, the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Emerging Markets Infrastructure Fund for use in the N-14 Registration Statement.

          3.14. CAPITALIZATION.

          (a) All issued and outstanding shares of the Emerging Markets Telecommunications Fund (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 6.7. The Emerging Markets Telecommunications Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Emerging Markets Telecommunications Fund shares, nor is there outstanding any security convertible into, or exchangeable for, any of the Emerging Markets Telecommunications Fund shares.

          (b) The Emerging Markets Telecommunications Fund is authorized to issue 100,000,000 shares of stock, par value $0.001 per share, all of which shares are classified as

Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights.

          3.15. BOOKS AND RECORDS. The books and records of the Emerging Markets Telecommunications Fund made available to the Emerging Markets Infrastructure Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Emerging Markets
Telecommunications Fund.

     4. REPRESENTATIONS AND WARRANTIES OF THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

          The Emerging Markets Infrastructure Fund represents and warrants to the Emerging Markets Telecommunications Fund that the statements contained in this Article 4 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Emerging Markets Infrastructure Fund represents and warrants to, and agrees with, the Emerging Markets Telecommunications Fund that:

          4.1. ORGANIZATION. The Emerging Markets Infrastructure Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

          4.2. REGISTRATIONS AND QUALIFICATIONS. The Emerging Markets Infrastructure Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company (File No. 811-08076) and such registration has not been revoked or rescinded and is in full force and effect. The Emerging Markets Infrastructure Fund has elected and qualified for the special tax treatment afforded RICs under Sections 851-855 of the Code at all times since its inception. The Emerging Markets Infrastructure Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Emerging Markets Infrastructure Fund.

          4.3. REGULATORY CONSENTS AND APPROVALS. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Emerging Markets Infrastructure Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the 1933 Act, the 1934 Act, the 1940 Act and the HSR Act, (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.

          4.4. NONCONTRAVENTION. The Emerging Markets Infrastructure Fund is not, and the execution, delivery and performance of this Agreement by the Emerging Markets Infrastructure Fund will not result, in violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Emerging Markets Infrastructure Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Emerging Markets Infrastructure Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Emerging Markets Infrastructure Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Emerging Markets Infrastructure Fund is a party or by which it is bound.

          4.5. FINANCIAL STATEMENTS. The Emerging Markets Telecommunications Fund has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Emerging Markets Infrastructure Fund, each as of November 30, 1999, said financial statements having been examined by PricewaterhouseCoopers LLP, independent public auditors. These financial statements are in accordance with GAAP and present fairly, in all material respects, the financial position of the Emerging Markets Infrastructure Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Emerging Markets Infrastructure Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

          The Emerging Markets Telecommunications Fund has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Emerging Markets Infrastructure Fund, each as of May 31, 2000. This financial statement and schedule of investments are in accordance with GAAP and present fairly, in all material respects the financial position of the Emerging Markets Infrastructure Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Emerging Markets Infrastructure Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

          4.6. ANNUAL REPORT. The Emerging Markets Telecommunications Fund has been furnished with the Emerging Markets Infrastructure Fund's Annual Report to Shareholders for the fiscal year ended November 30, 1999.

          4.7. QUALIFICATION, CORPORATE POWER, AUTHORIZATION OF TRANSACTION. The Emerging Markets Infrastructure Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to shareholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

          4.8. LEGAL COMPLIANCE. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Emerging Markets Infrastructure Fund or any properties or assets held by it. The Emerging Markets Infrastructure Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

          4.9. MATERIAL CONTRACTS. There are no material contracts outstanding to which the Emerging Markets Infrastructure Fund is a party that have not been disclosed in the N-14

Registration Statement or will not be otherwise disclosed to the Emerging Markets Telecommunications Fund prior to the Effective Date.

          4.10. UNDISCLOSED LIABILITIES. Since November 30, 1999, there has not been any material adverse change in the Emerging Markets Infrastructure Fund's financial condition, assets, liabilities, or business and the Emerging Markets Infrastructure Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet with GAAP other than those shown on the Emerging Markets Infrastructure Fund's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since December 1, 1999, and those incurred in connection with the Merger. Prior to the Effective Date, the Emerging Markets Infrastructure Fund will advise the Emerging Markets Telecommunications Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 4.10, a decline in net asset value per share of the Emerging Markets Infrastructure Fund due to declines in market values of securities in the Emerging Markets Infrastructure Fund's portfolio or the discharge of the Emerging Markets Infrastructure Fund liabilities will not constitute a material adverse change.

          4.11. TAX FILINGS. All federal and other tax returns and information reports of the Emerging Markets Infrastructure Fund required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Emerging Markets Infrastructure Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. All tax liabilities of the Emerging Markets Infrastructure Fund have been adequately provided for on its books, and no tax deficiency or liability of the Emerging Markets Infrastructure Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.

          4.12. QUALIFICATION UNDER SUBCHAPTER M. For each taxable year of its operation, the Emerging Markets Infrastructure Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.

          4.13. FORM N-14. The N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of the shareholders' meetings referred to in Section 6 of this Agreement and at the Effective Date, insofar as it relates to the Emerging Markets Infrastructure Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and
(ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this
Section 4.13 shall not apply to statements in, or omissions from, the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Emerging Markets Telecommunications Fund for use in the N-14 Registration Statement.

          4.14. CAPITALIZATION.

          (a) All issued and outstanding shares of the Emerging Markets Infrastructure Fund (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent. The Emerging Markets Infrastructure Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Emerging Markets Infrastructure Fund shares, nor is there outstanding any security convertible into, or exchangeable for, any of the Emerging Markets Infrastructure Fund shares.

          (b) The Emerging Markets Infrastructure Fund is authorized to issue 100,000,000 shares of stock, par value $0.001 per share, all of which shares are classified as Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights.

          4.15. ISSUANCE OF STOCK.

          (a) The offer and sale of the shares to be issued pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

          (b) At or prior to the Effective Date, the Emerging Markets Infrastructure Fund will have obtained any and all regulatory, director and shareholder approvals necessary to issue the Emerging Markets Infrastructure Fund Common Stock.

          4.16. BOOKS AND RECORDS. The books and records of the Emerging Markets Infrastructure Fund made available to the Emerging Markets Telecommunications Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Emerging Markets Infrastructure Fund.

     5.   CONVERSION TO EMERGING MARKETS INFRASTRUCTURE FUND, INC. COMMON STOCK

          5.1. CONVERSION.

          (a) Subject to the requisite approval of the shareholders of the Parties, and the other terms and conditions contained herein, at the Effective Date, each share of Common Stock of the Emerging Markets Telecommunications Fund will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Emerging Markets Infrastructure Fund Common Stock, computed based on the net asset value per share of each of the Parties at the Valuation Time.

          (b) No fractional shares of the Emerging Markets Infrastructure Fund will be issued to Emerging Markets Telecommunications Fund shareholders. In lieu thereof, the Emerging Markets Infrastructure Fund's transfer agent will aggregate all fractional shares of the Emerging Markets Infrastructure Fund and sell the resulting full shares on the NYSE at the current market price for shares of the Emerging Markets Infrastructure Fund for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale, without interest, upon surrender of such holder's Emerging Markets Telecommunications Fund Common Stock certificates.

          5.2. COMPUTATION OF NET ASSET VALUE. The net asset value per share of the Parties shall be determined as of the Valuation Time, and no formula will be used to adjust the net asset value so determined of either of the Parties to take into account differences in realized and unrealized gains and losses. The value of the assets of the Emerging Markets Telecommunications Fund to be transferred to the Emerging Markets Infrastructure Fund shall be determined by the Emerging Markets Infrastructure Fund pursuant to the principles and procedures consistently utilized by the Emerging Markets Infrastructure Fund in valuing its own assets and determining its own liabilities for purposes of the Merger, which principles and procedures are substantially similar to those employed by the Emerging Markets Telecommunications Fund when valuing its own assets and determining its own liabilities. Such valuation and determination shall be made by the Emerging Markets Infrastructure Fund in cooperation with the Emerging Markets Telecommunications Fund and shall be confirmed in writing by the Emerging Markets Infrastructure Fund to the Emerging Markets Telecommunications Fund. The net asset value per share of Emerging Markets Infrastructure Fund Common Stock shall be determined in accordance with such procedures, and the Emerging Markets Infrastructure Fund shall certify the computations involved.

          5.3. ISSUANCE OF EMERGING MARKETS INFRASTRUCTURE FUND, INC. COMMON STOCK. The Emerging Markets Infrastructure Fund shall issue to the shareholders of the Emerging Markets Telecommunications Fund separate certificates or share deposit receipts for the Emerging Markets Infrastructure Fund Common Stock by delivering the certificates or share deposit receipts evidencing ownership of the Emerging Markets Infrastructure Fund Common Stock to Fleet National Bank c/o EquiServe, L.P., as the transfer agent and registrar for the Emerging Markets Infrastructure Fund Common Stock.

          5.4. SURRENDER OF EMERGING MARKETS TELECOMMUNICATIONS FUND, INC. STOCK CERTIFICATES. With respect to any Emerging Markets Telecommunications Fund shareholder holding certificates representing shares of the Common Stock of the Emerging Markets Telecommunications Fund as of the Effective Date, and subject to the Emerging Markets Infrastructure Fund being informed thereof in writing by the Emerging Markets Telecommunications Fund, the Emerging Markets Infrastructure Fund will not permit such shareholder to receive new certificates evidencing ownership of the Emerging Markets Infrastructure Fund Common Stock until such shareholder has surrendered his or her outstanding certificates evidencing ownership of the Common Stock of the Emerging Markets Telecommunications Fund or, in the event of lost certificates, posted adequate bond. The Emerging Markets Telecommunications Fund will request its shareholders to surrender their outstanding certificates representing certificates of the Common Stock of the Emerging Markets Telecommunications Fund or post adequate bond therefor. Dividends payable to holders of record of shares of the Emerging Markets Infrastructure Fund as of any date after the Effective Date and prior to the exchange of certificates by any shareholder of the Emerging Markets Telecommunications Fund shall be paid to such shareholder, without interest; however, such dividends shall not be paid unless and until such shareholder surrenders his or her stock certificates of the Emerging Markets Telecommunications Fund for exchange.

     6.   COVENANTS OF THE PARTIES

          6.1. SHAREHOLDERS' MEETINGS.

          (a) Each of the Parties shall hold a meeting of its respective shareholders for the purpose of considering the Merger as described herein, which meeting has been called by each Party for September 15, 2000, and any adjournments thereof.

          (b) Each of the Parties agrees to mail to each of its respective shareholders of record entitled to vote at the meeting of shareholders at which action is to be considered regarding the Merger, in sufficient time to comply with requirements as to notice thereof, a combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

          6.2. OPERATIONS IN THE NORMAL COURSE. Each Party covenants to operate its business in the ordinary course between the date hereof and the Effective Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and
(ii) in the case of the Emerging Markets Telecommunications Fund, preparing for its deregistration, except that the distribution of dividends pursuant to Sections 7.11 and 8.9 of this Agreement shall not be deemed to constitute a breach of the provisions of this Section 6.2.

          6.3. ARTICLES OF MERGER. The Parties agree that, as soon as practicable after satisfaction of all conditions to the Merger, they will jointly file executed Articles of Merger with the Department and make all other filings or recordings required by Maryland law in connection with the Merger.

          6.4. REGULATORY FILINGS.

          (a) The Emerging Markets Telecommunications Fund undertakes that, if the Merger is consummated, it will file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Emerging Markets Telecommunications Fund has ceased to a registered investment company.

          (b) The Emerging Markets Infrastructure Fund will file the N-14 Registration Statement with the Securities and Exchange Commission ("SEC") and will use its best efforts to ensure that the N-14 Registration Statement becomes effective as promptly as practicable. The Emerging Markets Telecommunications Fund agrees to cooperate fully with the Emerging Markets Infrastructure Fund, and will furnish to the Emerging Markets Infrastructure Fund the information relating to itself to be set forth in the N-14 Registration Statement as required by the

1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

          (c) The Parties each agree to proceed as promptly as possible to cause to be made the necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Filing") if applicable, with respect to the transactions contemplated by this Agreement and to ensure that the related waiting period expires or is otherwise terminated at the earliest possible time.

          6.5. PRESERVATION OF ASSETS. The Emerging Markets Infrastructure Fund agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Emerging Markets Telecommunications Fund to be acquired in the Merger, except for dispositions made in the ordinary course of business.

          6.6. TAX MATTERS. Each of the Parties agrees that by the Effective Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes. In connection with this covenant, the Parties agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Emerging Markets Infrastructure Fund agrees to retain for a period of ten (10) years following the Effective Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Emerging Markets Telecommunications Fund for its final taxable year and for all prior taxable periods. Any information obtained under this Section 6.6 shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Effective Date, the Emerging Markets Infrastructure Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns, including any Forms 1099, required to be filed and provided to required persons by the Emerging Markets Telecommunications Fund with respect to its final taxable years ending with the Effective Date and for any prior periods or taxable years for which the due date for such return has not passed as of the Effective Date and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities and provided to required persons. Notwithstanding the aforementioned provisions of this Section 6.6, any expenses incurred by the Emerging Markets Infrastructure Fund (other than for payment of taxes) in excess of any accrual for such expenses by the Emerging Markets Telecommunications Fund in connection with the preparation and filing of said tax returns and Forms 1099 after the Effective Date shall be borne by the Emerging Markets Infrastructure Fund.

          6.7. SHAREHOLDER LIST. Prior to the Effective Date, the Emerging Markets Telecommunications Fund shall have made arrangements with its transfer agent to deliver to the Emerging Markets Infrastructure Fund, a list of the names and addresses of all of the shareholders of record of the Emerging Markets Telecommunications Fund on the Effective Date and the number of shares of Common Stock of the Emerging Markets Telecommunications Fund owned by each such shareholder, certified by the Emerging Markets Telecommunications Fund's transfer agent or President to the best of their knowledge and belief.

          6.8. DELISTING, TERMINATION OF REGISTRATION AS AN INVESTMENT COMPANY. The Emerging Markets Telecommunications Fund agrees that the (i) delisting of the shares of the Emerging Markets Telecommunications Fund with the NYSE and
(ii) termination of its registration as a RIC will be effected in accordance with applicable law as soon as practicable following the Effective Date.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

          The obligations of the Emerging Markets Infrastructure Fund hereunder shall be subject to the following conditions:

          7.1. APPROVAL OF MERGER. This Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Emerging Markets Infrastructure Fund issued and outstanding and entitled to vote thereon and the affirmative vote of the holders of a majority of the shares of Common Stock of the Emerging Markets Telecommunications Fund issued and outstanding and entitled to vote thereon; and the Emerging Markets Telecommunications Fund shall have delivered to the Emerging Markets Infrastructure Fund a copy of the resolutions approving this Agreement adopted by its Board of Directors and shareholders, certified by its secretary.

          7.2. CERTIFICATES AND STATEMENTS BY THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

          (a) The Emerging Markets Telecommunications Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since July 31, 2000, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

          (b) The Emerging Markets Telecommunications Fund shall have furnished to the Emerging Markets Infrastructure Fund a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Dates, all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

          (c) The Emerging Markets Telecommunications Fund shall have delivered to the Emerging Markets Infrastructure Fund a letter from PricewaterhouseCoopers LLP, dated the Effective Date, stating that such firm has performed a limited review of the federal, state and local income tax returns for the period ended December 31, 1999, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal, state and local income taxes of the Emerging Markets Telecommunications Fund for the period covered thereby; and that for the period from December 31, 1999 to and including the Effective Date and for any taxable year ending upon the

Effective Date, such firm has performed a limited review to ascertain the amount of such applicable federal, state and local taxes, and has determined that either such amount has been paid or reserves have been established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of federal, state and local taxes for the period from December 31, 1999, to and including the Effective Date and for any taxable year ending upon the Effective Date or that the Emerging Markets Telecommunications Fund would not continue to qualify as a RIC for federal income tax purposes.

          7.3. ABSENCE OF LITIGATION. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

          7.4. LEGAL OPINIONS.

          (a) The Emerging Markets Infrastructure Fund shall have received an opinion of Willkie Farr & Gallagher, as counsel to the Emerging Markets Telecommunications Fund, in form and substance reasonably satisfactory to the Emerging Markets Infrastructure Fund and dated the Effective Date, to the effect that (i) the Emerging Markets Telecommunications Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Emerging Markets Telecommunications Fund, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act, constitutes a valid and legally binding obligation of the Emerging Markets Telecommunications Fund, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Emerging Markets Telecommunications Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the HSR Act, the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required by state securities or blue sky laws;
(iv) such counsel does not know of any contracts or other documents with respect to the Emerging Markets Telecommunications Fund related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (v) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which the Emerging Markets Telecommunications Fund is a party or by which the Emerging Markets Telecommunications Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (vi) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Emerging Markets Telecommunications Fund; and (vii) all corporate actions required to be taken by the Emerging Markets Telecommunications Fund to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Emerging Markets Telecommunications Fund. Such opinion shall also state that (A) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Emerging Markets Telecommunications Fund, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto with respect to the Emerging Markets Telecommunications Fund,
(1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Emerging Markets Telecommunications Fund, and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Emerging Markets Telecommunications Fund; PROVIDED that such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Emerging Markets Telecommunications Fund contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on certificates of officers of the Emerging Markets Telecommunications Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Emerging Markets Telecommunications Fund and on the opinion of Venable, Baetjer and Howard, LLP, as to matters of Maryland law.

          (b) The Emerging Markets Infrastructure Fund shall have received an opinion from Willkie Farr & Gallagher, as counsel to the Emerging Markets Telecommunications Fund, dated the Effective Date, to the effect that for federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Emerging Markets Infrastructure Fund and the Emerging Markets Telecommunications Fund will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized to the Emerging Markets Telecommunications Fund as a result of the Merger or the conversion of Emerging Markets Telecommunications Fund shares to Emerging Markets Infrastructure Fund Common Stock except to the extent such shareholders are paid cash in lieu of fractional shares of Emerging Markets Infrastructure Fund in the Merger; (iii) no gain or loss will be recognized to the Emerging Markets Infrastructure Fund as a result of the Merger; (iv) in accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized to the shareholders of the Emerging Markets Telecommunications Fund on the conversion of their shares into Emerging Markets Infrastructure Fund Common Stock; (v) the tax basis of the Emerging Markets Telecommunications Fund assets in the hands of the Emerging Markets Infrastructure Fund will be the same as the tax basis of such assets in the hands of the Emerging Markets Telecommunications Fund prior to the consummation of the Merger; (vi) immediately after the Merger, the tax basis of the Emerging Markets Infrastructure Fund Common Stock received by the shareholders of the Emerging Markets Telecommunications Fund in the Merger will be equal, in the aggregate, to the tax basis of the shares of the Emerging Markets Telecommunications Fund converted pursuant to the Merger; (vii) a shareholder's holding period for the Emerging Markets Infrastructure Fund Common Stock will be determined by including the period for which he or she held the Common Stock of the Emerging Markets Telecommunications Fund converted pursuant to the Merger, provided that such Emerging Markets Telecommunications Fund shares were held as a capital asset; (viii) the Emerging

Markets Infrastructure Fund's holding period with respect to the Emerging Markets Telecommunications Fund assets transferred will include the period for which such assets were held by the Emerging Markets Telecommunications Fund; and
(ix) the payment of cash to the Emerging Markets Telecommunications Fund shareholders in lieu of fractional shares of the Emerging Markets Infrastructure Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Emerging Markets Infrastructure Fund with the result that the Emerging Markets Telecommunications Fund shareholder will generally have capital gains or losses to the extent the cash distribution differs from such shareholder's basis allocable to the fractional shares.

          7.5. AUDITOR'S CONSENT AND CERTIFICATION. The Emerging Markets Infrastructure Fund shall have received from PricewaterhouseCoopers LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Emerging Markets Infrastructure Fund, to the effect that (i) they are independent public auditors with respect to the Emerging Markets Telecommunications Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Emerging Markets Telecommunications Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

          7.6. LIABILITIES. The assets or liabilities of the Emerging Markets Telecommunications Fund to be transferred to the Emerging Markets Infrastructure Fund shall not include any assets or liabilities which the Emerging Markets Infrastructure Fund, by reason of limitations in its investment objective and policies as in effect upon the consummation of the Merger or Articles of Incorporation, may not properly acquire or assume. The Emerging Markets Infrastructure Fund does not anticipate that there will be any such assets or liabilities but the Emerging Markets Infrastructure Fund will notify the Emerging Markets Telecommunications Fund if any do exist and will reimburse the Emerging Markets Telecommunications Fund for any reasonable transaction costs incurred by the Emerging Markets Telecommunications Fund for the liquidation of such assets and liabilities.

          7.7. EFFECTIVENESS OF N-14 REGISTRATION STATEMENT. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Emerging Markets Infrastructure Fund, contemplated by the SEC.

          7.8. REGULATORY FILINGS.

          (a) The Emerging Markets Infrastructure Fund shall have received from the SEC such orders or interpretations as Willkie Farr & Gallagher, as counsel to the Emerging Markets Infrastructure Fund, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

          (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          7.9. ADMINISTRATIVE RULINGS, PROCEEDINGS. The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act; no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Emerging Markets Telecommunications Fund or would prohibit the Merger.

          7.10. SATISFACTION OF THE EMERGING MARKETS INFRASTRUCTURE FUND, INC. All proceedings taken by the Emerging Markets Telecommunications Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Emerging Markets Infrastructure Fund.

          7.11. DIVIDENDS. Prior to the Effective Date, the Emerging Markets Telecommunications Fund shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid) (unless such amounts are immaterial),and substantially all of its net capital gain, if any, realized through the Effective Date.

          7.12. CUSTODIAN'S CERTIFICATE. The Emerging Markets Telecommunications Fund's custodian shall have delivered to the Emerging Markets Infrastructure Fund a certificate identifying all of the assets of the Emerging Markets Telecommunications Fund held or maintained by such custodian as of the Valuation Time.

          7.13. BOOKS AND RECORDS. The Emerging Markets Telecommunications Fund's transfer agent shall have provided to the Emerging Markets Infrastructure Fund (i) the originals or true copies of all of the records of the Emerging Markets Telecommunications Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of the Emerging Markets Telecommunications Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such shareholder.

     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

          The obligations of the Emerging Markets Telecommunications Fund hereunder shall be subject to the following conditions:

          8.1. APPROVAL OF MERGER. This Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Emerging Markets Telecommunications Fund issued and outstanding and entitled to vote thereon and the affirmative vote of the holders of a majority of the shares of Common Stock of the Emerging Markets Infrastructure Fund issued and outstanding and entitled to vote thereon; and that the Emerging Markets Infrastructure Fund shall have delivered to the Emerging Markets

Telecommunications Fund a copy of the resolutions approving this Agreement adopted by its Board of Directors and shareholders, certified by its secretary.

     8.2. CERTIFICATES AND STATEMENTS BY THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

          (a) The Emerging Markets Infrastructure Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since July 31, 2000, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

          (b) The Emerging Markets Infrastructure Fund shall have furnished to the Emerging Markets Telecommunications Fund a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Date, all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

          (c) The Emerging Markets Infrastructure Fund shall have delivered to the Emerging Markets Telecommunications Fund a letter from PricewaterhouseCoopers LLP, dated the Effective Date, stating that such firm has performed a limited review of the federal, state and local income tax returns for the period ended December 31, 1999, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal, state and local income taxes of the Emerging Markets Infrastructure Fund for the period covered thereby; and that for the period from December 31, 1999 to and including the Effective Date, such firm has performed a limited review to ascertain the amount of such applicable federal, state and local taxes, and has determined that either such amount has been paid or reserves established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of federal, state and local taxes for the period from December 31, 1999, to and including the Effective Date or that the Emerging Markets Infrastructure Fund would not continue to qualify as a RIC for federal income tax purposes.

          8.3. ABSENCE OF LITIGATION. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

          8.4. LEGAL OPINIONS.

          (a) The Emerging Markets Telecommunications Fund shall have received an opinion of Willkie Farr & Gallagher, as counsel to the Emerging Markets Infrastructure Fund, in form and substance reasonably satisfactory to the Emerging Markets Telecommunications Fund and dated the Effective Date, to the effect that (i) the Emerging Markets Infrastructure Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Emerging Markets Infrastructure Fund, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act, constitutes a valid and legally binding obligation of the Emerging Markets Infrastructure Fund, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Emerging Markets Infrastructure Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the HSR Act and the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required under state securities or blue sky laws; (iv) the N-14 Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the N-14 Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and, with respect to the Emerging Markets Infrastructure Fund, the N-14 Registration Statement, and each amendment or supplement thereto, as of their respective effective dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the SEC thereunder; (v) such counsel does not know of any statutes, legal or governmental proceedings or contracts with respect to the Emerging Markets Infrastructure Fund or other documents related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (vi) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement
(known to such counsel) to which the Emerging Markets Infrastructure Fund is a party or by which the Emerging Markets Infrastructure Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (vii) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Emerging Markets Infrastructure Fund; and (viii) all corporate actions required to be taken by the Emerging Markets Infrastructure Fund to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Emerging Markets Infrastructure Fund. Such opinion shall also state that (A) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Emerging Markets Infrastructure Fund, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto, (1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Emerging Markets Infrastructure Fund; and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Emerging Markets Infrastructure Fund; PROVIDED that such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Emerging Markets Infrastructure Fund contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on certificates of officers of the Emerging Markets Infrastructure Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Emerging Markets Infrastructure Fund and on the opinion of Venable, Baetjer and Howard, LLP as to matters of Maryland law.

          (b) The Emerging Markets Telecommunications Fund shall have received an opinion from Willkie Farr & Gallagher and dated the Effective Date, to the effect that for federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Emerging Markets Infrastructure Fund and the Emerging Markets Telecommunications Fund will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized to the Emerging Markets Telecommunications Fund as a result of the Merger or on the conversion of Emerging Markets Telecommunications shares to Emerging Markets Infrastructure Fund Common Stock except to the extent such shareholders are paid cash in lieu of fractional shares of Emerging Markets Infrastructure Fund in the Merger; (iii) no gain or loss will be recognized to the Emerging Markets Infrastructure Fund as a result of the Merger; (iv) no gain or loss will be recognized to the shareholders of the Emerging Markets Telecommunications Fund on the conversion of their shares into Emerging Markets Infrastructure Fund Common Stock; (v) the tax basis of the Emerging Markets Telecommunications Fund assets in the hands of the Emerging Markets Infrastructure Fund will be the same as the tax basis of such assets in the hands of the Emerging Markets Telecommunications Fund prior to the consummation of the Merger; (vi) immediately after the Merger, the tax basis of the Emerging Markets Infrastructure Fund Common Stock received by the shareholders of the Emerging Markets Telecommunications Fund in the Merger will be equal, in the aggregate, to the tax basis of the shares of the Emerging Markets Telecommunications Fund converted pursuant to the Merger; (vii) a shareholder's holding period for the Emerging Markets Infrastructure Fund Common Stock will be determined by including the period for which he or she held the Common Stock of the Emerging Markets Telecommunications Fund converted pursuant to the Merger, provided, that such Emerging Markets Telecommunications Fund shares were held as a capital asset; (viii) the Emerging Markets Infrastructure Fund's holding period with respect to the Emerging Markets Telecommunications Fund assets transferred will include the period for which such assets were held by the Emerging Markets Telecommunications Fund; and (ix) the payment of cash to the Emerging Markets Telecommunications Fund shareholders in lieu of fractional shares of the Emerging Markets Infrastructure Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Emerging Markets Infrastructure Fund with the result that the Emerging Markets Telecommunications Fund shareholder will generally have capital gains or losses to the extent the cash distribution differs from such shareholder's basis allocable to the fractional shares.

          8.5. AUDITOR'S CONSENT AND CERTIFICATION. The Emerging Markets Telecommunications Fund shall have received from PricewaterhouseCoopers LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Emerging Markets

Telecommunications Fund, to the effect that (i) they are independent public auditors with respect to the Emerging Markets Infrastructure Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Emerging Markets Infrastructure Fund incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

          8.6. EFFECTIVENESS OF N-14 REGISTRATION STATEMENT. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Emerging Markets Telecommunications Fund, contemplated by the SEC.

          8.7. REGULATORY FILINGS.

          (a) The Emerging Markets Telecommunications Fund shall have received from the SEC such orders or interpretations as Willkie Farr & Gallagher, as counsel to the Emerging Markets Telecommunications Fund, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel or counsel to the Emerging Markets Infrastructure Fund shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) The SEC shall not have issued an unfavorable advisory report under
Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act; no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Emerging Markets Telecommunications Fund or would prohibit the Merger.

          (c) The Emerging Markets Infrastructure Fund shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

          8.8. SATISFACTION OF THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC. All proceedings taken by the Emerging Markets Infrastructure Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Emerging Markets Telecommunications Fund.

          8.9. DIVIDENDS. Prior to the Effective Date, the Emerging Markets Infrastructure Fund shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid) (unless such amounts are immaterial), and substantially all of its net capital gain, if any, realized through the Effective Date.

     9.   PAYMENT OF EXPENSES

          9.1. ALLOCATION. All expenses incurred in connection with the Merger shall be allocated equally between the Emerging Markets Infrastructure Fund and the Emerging Markets Telecommunications Fund in the event the Merger is consummated. Such expenses shall include, but not be limited to, all costs related to the preparation and distribution of the N-14 Registration Statement, the HSR Filing for the Parties, proxy solicitation expenses, legal and acounting fees, SEC registration fees, and NYSE listing fees. Neither of the Parties owes any broker's or finder's fees in connection with the transactions provided for herein.

     10.  COOPERATION FOLLOWING EFFECTIVE DATE

          In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification as described below). The Emerging Markets Telecommunications Fund acknowledges and agrees that from and after the Effective Date, the Emerging Markets Infrastructure Fund shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Emerging Markets Telecommunications Fund.

     11.  INDEMNIFICATION

          11.1. THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC. The Emerging Markets Infrastructure Fund agrees to indemnify and hold harmless the Emerging Markets Telecommunications Fund and each of the Emerging Markets Telecommunications Fund's directors and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Emerging Markets Telecommunications Fund or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Emerging Markets Infrastructure Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          11.2. THE EMERGING MARKETS INFRASTRUCTURE FUND, INC. The Emerging Markets Telecommunications Fund agrees to indemnify and hold harmless the Emerging Markets Infrastructure Fund and each of the Emerging Markets Infrastructure Fund's directors and officers from and against any and all losses, claims, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Emerging Markets Infrastructure Fund or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Emerging Markets

Telecommunications Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     12.  TERMINATION, POSTPONEMENT AND WAIVERS

          12.1. TERMINATION.

          (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Merger abandoned at any time (whether before or after adoption by the shareholders of each of the Parties) prior to the Effective Date, or the Effective Date may be postponed, (i) by mutual agreement of the Parties' Board of Directors; (ii) by the Board of Directors of the Emerging Markets Infrastructure Fund if any of the obligations of the Emerging Markets Telecommunications Fund set forth in this Agreement has not been fulfilled or waived by such Board or if the Emerging Markets Telecommunications Fund has made a material and intentional misrepresentation herein or in connection herewith; or (iii) by the Board of Directors of the Emerging Markets Telecommunications Fund if any of the obligations of the Emerging Markets Infrastructure Fund set forth in this Agreement has not been fulfilled or waived by such Board or if the Emerging Markets Infrastructure Fund has made a material and intentional misrepresentation herein or in connection herewith.

          (b) If the transaction contemplated by this Agreement shall not have been consummated by December 31, 2000, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Directors of the Parties.

          (c) In the event of termination of this Agreement pursuant to the provisions hereof, the Agreement shall become void and have no further effect, and there shall not be any liability hereunder on the part of either of the Parties or their respective directors or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

          12.2. WAIVER. At any time prior to the Effective Date, any of the terms or conditions of this Agreement may be waived by the Board of Directors of either the Emerging Markets Telecommunications Fund or the Emerging Markets Infrastructure Fund (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the shareholders of their respective fund, on behalf of which such action is taken.

          12.3. EXPIRATION OF REPRESENTATIONS AND WARRANTIES.

          (a) The respective representations and warranties contained in Articles 3 and 4 of this Agreement shall expire with, and be terminated by, the consummation of the Merger, and neither of the Parties nor any of their officers, directors, agents or shareholders shall have any liability with respect to such representations or warranties after the Effective Date. This provision shall not protect any officer, director, agent or shareholder of the Parties against any liability to the entity for which that officer, director, agent or shareholder so acts or to its shareholders to which that officer, director, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

          (b) If any order or orders of the SEC with respect to this Agreement shall be issued prior to the Effective Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of the Parties to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Parties, unless such terms and conditions shall result in a change in the method of computing the number of shares of Emerging Markets Infrastructure Fund Common Stock to be issued pursuant to this Agreement, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Parties prior to the meetings at which the Merger shall have been approved, this Agreement shall not be consummated and shall terminate unless the Parties call special meetings of shareholders at which such conditions so imposed shall be submitted for approval.

     13.  MISCELLANEOUS

          13.1. TRANSFER RESTRICTION. Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Merger is, to its knowledge, an affiliate of a party to the Merger pursuant to Rule 145(c), the Emerging Markets Infrastructure Fund will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:

          THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE EMERGING MARKETS INFRASTRUCTURE FUND, INC. (OR ITS STATUTORY SUCCESSOR) UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND, SUCH REGISTRATION IS NOT REQUIRED.

and, further, that stop transfer instructions will be issued to the Emerging Markets Infrastructure Fund's transfer agent with respect to such shares. The Emerging Markets Telecommunications Fund will provide the Emerging Markets Infrastructure Fund on the Effective Date with the name of any Emerging Markets Telecommunications Fund Shareholder who is to the knowledge of the Emerging Markets Telecommunications Fund an affiliate of it on such date.

          13.2. MATERIAL PROVISIONS. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

          13.3. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Emerging Markets Telecommunications Fund:

                           Hal Liebes, Esq.
                           Senior Vice President
                           The Emerging Markets Telecommunications Fund, Inc. 466 Lexington Avenue
                           New York, New York 10017

With copies to:

                           Daniel Schloendorn, Esq.
                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019

                           Marco E. Adelfio, Esq.
                           Morrison & Foerster
                           2000 Pennsylvania Avenue, N.W.
                           Suite 5500
                           Washington, D.C.  20006

If to the Emerging Markets Infrastructure Fund:

                           Hal Liebes, Esq.
                           Senior Vice President
                           The Emerging Markets Infrastructure Fund
                           466 Lexington Avenue
                           New York, New York 10017

With copies to:

                           Daniel Schloendorn, Esq.
                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019

                           Marco E. Adelfio, Esq.
                           Morrison & Foerster
                           2000 Pennsylvania Avenue, N.W.
                           Suite 5500
                           Washington, D.C.  20006

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          13.4. AMENDMENTS. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Emerging Markets Telecommunications Fund and the Emerging Markets Infrastructure Fund; provided, however, that following the meeting of the Emerging Markets Telecommunications Fund and Emerging Markets Infrastructure Fund shareholders to approve the Merger, no such amendment may have the effect of changing the provisions for determining the number of the Emerging Markets Infrastructure Fund shares to be issued to the Emerging Markets Telecommunications Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

          13.5. HEADINGS. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          13.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          13.7. ENFORCEABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          13.8. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and the shareholders of the Parties and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          13.9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its President or Vice President and its seal to be affixed thereto and attested by its Secretary or Assistant Secretary.

                             THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.



                             By:                                          [SEAL]
                                ------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Attest:
                                    --------------------------------------------
                             Title:
                                   ---------------------------------------------


                             THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.



                             By:                                          [SEAL]
                                ------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Attest:
                                    --------------------------------------------
                             Title:
                                   ---------------------------------------------